CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TTM Technologies, Inc.:

We hereby consent to the incorporation by reference in this registration statement on Form S-8 to the reference to our firm under the caption "Experts" in the Prospectus of TTM Technologies, Inc. dated September 20, 2000.


/s/ SIMON DADOUN & CO., P.S.
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SIMON DADOUN & CO., P.S.

Bellvue Washington
September 22, 2000